UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2017

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b 2 of the Securities Exchange Act of 1934 (§240.12b 2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.     ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2017, Zynex, Inc. (“Company”) entered into a Sublease Agreement (“Sublease”) with CSG Systems, Inc. (“Sublandlord”) for approximately 42,840 square feet of office space at Two Maroon Circle, located at 9555 Maroon Circle, Englewood, CO 80112. The term of the Sublease runs through June 30, 2023 (“Initial Term”), with an option to extend the term for an additional two years through June 30, 2025. During the first year of the Sublease, the rent per square foot is $7.50, increasing to $19.75 during the second year of the Sublease and each year thereafter for the Initial Term increasing by an additional $1 per square foot. The Company is also obligated to pay its proportionate share of building operating expenses. The Sublandlord agreed to contribute approximately $219,000 toward tenant improvements. The Company has an option to Sublease additional space in the event the Sublandlord seeks to sublet adjacent space in the building. The Sublease is subject to customary lease terms and conditions, including provisions relating to mandatory insurance and remedies upon default. The Company expects to relocate its headquarters to the Subleased offices in January, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)       Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Sublease Agreement between Zynex, Inc. and CSG Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	October 26, 2017	By:	/s/ Daniel J. Moorhead
Daniel J. Moorhead
Chief Financial Officer

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